Exhibit 99.1

Vantage Drilling International Reports Second Quarter Results for 2019

HOUSTON, August 14, 2019 (GLOBE NEWSWIRE) -- Vantage Drilling International ("Vantage" or the “Company”) reported net income attributable to controlling interest of approximately $590.7 million or $116.96 per share for the three months ended June 30, 2019 compared to a net loss attributable to controlling interest of $31.1 million or $6.22 per share for the three months ended June 30, 2018.

The net income stems from the recent payments by Petrobras Venezuela Investments & Services, BV, (“PVIS”), a subsidiary of Petroleo Brasileiro S.A. (“Petrobras”), of approximately $690.8 million to Vantage Deepwater Company, one of our subsidiaries (“VDEEP”), and by Petrobras America, Inc., a subsidiary of Petrobras (“PAI”), of approximately $10.1 million to Vantage Deepwater Drilling, Inc., also one of our subsidiaries (“VDDI”).  The payments were made pursuant to an agreement between the parties and in satisfaction of the previously rendered arbitration award and related U.S. judgment confirming the award.

The dispute arose following the Petrobras’s parties’ termination of the Agreement for the Provision of Drilling Services for the Titanium Explorer dated February 4, 2009 (the “Drilling Contract”) between PVIS and VDEEP and which had been novated to PAI and VDDI. The Petrobras parties claimed the Vantage parties had breached their obligations under the Drilling Contract.  The Vantage parties immediately filed the international arbitration claim against PAI, PVIS, and Petrobras, claiming wrongful termination of the Drilling Contract.

In July 2018, the international arbitration panel ruled in favor of the Vantage entities, rendering an arbitration award of $622 million plus interest against PVIS, PAI and Petrobras.  In May 2019, the U.S. District Court for the Southern District of Texas confirmed the arbitration award and denied the Petrobras parties’ petition to vacate the award.

As previously announced, the Petrobras parties filed their notice of appeal to the U.S. Court of Appeals for the Fifth Circuit seeking the reversal of the U.S. judgment.  The Vantage parties believe there is no basis for reversal and intend to vigorously contest the appeal

The three months ended June 30, 2019 includes Drilling Contract termination revenue of approximately $594.0 million and interest income of approximately $106.9 million associated with the payments, together with related legal contingency fee and income taxes. Adjusting for these items, pro-forma net loss for the three months ended June 30, 2019 was approximately $37.4 million or $7.41 per share.

As of June 30, 2019, Vantage had approximately $896.8 million in cash, including $10.4 million of restricted cash, compared to $239.4 million in cash, including $14.4 million of restricted cash at December 31, 2018.

Ihab Toma, CEO, commented. “I am very pleased about our agreement with the Petrobras parties and their payments’ to us in aggregate of approximately $701 million.  Separately, I am pleased to report that we continue to achieve operational and safety excellence, recording 99.9% revenue efficiency for the quarter and over two years without a lost time incident. We remain focused on providing the best service to our customers.”

Vantage, a Cayman Islands exempted company, is an offshore drilling contractor, with a fleet of three ultra-deepwater drillships and five premium jackup drilling rigs. Vantage's primary business is to contract drilling units, related equipment and work crews primarily on a dayrate basis to drill oil and natural gas wells globally for major, national and independent oil and natural gas companies. Vantage also provides construction supervision services and preservation management services for, and will operate and manage, drilling units owned by others.

The information above includes forward-looking statements within the meaning of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements are subject to certain risks, uncertainties and assumptions identified above or as disclosed from time to time in the company's filings with the Securities and Exchange Commission. As a result of these factors, actual results may differ materially from those indicated or implied by such forward-looking statements.  Vantage disclaims any intention or obligation to update publicly or revise such statements, whether as a result of new information, future events or otherwise.

Public & Investor Relations Contact:

     Thomas J. Cimino

     Chief Financial Officer

     Vantage Drilling International

     (281) 404-4700

Vantage Drilling International
Consolidated Statement of Operations
(In thousands, except per share data)
(Unaudited)
	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenue
Contract drilling services	$35,765	$55,183	$65,745	$106,778
Contract termination revenue	594,029	—	594,029	—
Reimbursables and other	6,589	5,278	11,164	11,346
Total revenue	636,383	60,461	670,938	118,124
Operating costs and expenses
Operating costs	38,081	44,650	76,623	85,635
General and administrative	70,702	6,278	79,370	13,632
Depreciation	18,499	17,711	37,032	35,579
Total operating costs and expenses	127,282	68,639	193,025	134,846
Income (loss) from operations	509,101	(8,178)	477,913	(16,722)
Other income (expense)
Interest income	108,305	220	109,369	441
Interest expense and other financing charges	(10,435)	(19,412)	(26,250)	(38,683)
Other, net	(58)	(514)	124	(1,084)
Total other expense	97,812	(19,706)	83,243	(39,326)
Income (loss) before income taxes	606,913	(27,884)	561,156	(56,048)
Income tax provision	16,454	3,210	18,601	7,183
Net income (loss)	590,459	(31,094)	542,555	(63,231)
Net loss attributable to noncontrolling interests	(270)	—	(284)	—
Net income (loss) attributable to shareholders	$590,729	$(31,094)	$542,839	$(63,231)
Earnings (loss) per share
Basic	$116.96	$(6.22)	$107.60	$(12.65)
Diluted	$116.86	$(6.22)	$107.38	$(12.65)
Vantage Drilling International
Supplemental Operating Data
(Unaudited, in thousands, except percentages)
	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Operating costs and expenses
Jackups	$14,108	$16,523	$31,853	$30,985
Deepwater	16,492	21,699	32,307	41,511
Operations support	3,361	3,367	6,460	6,494
Reimbursables	4,120	3,061	6,003	6,645
	$38,081	$44,650	$76,623	$85,635

Utilization
Jackups	93.7%	88.5%	96.0%	87.3%
Deepwater	49.2%	63.2%	40.9%	58.7%

Vantage Drilling International
Consolidated Balance Sheet
(In thousands, except share and par value information)
(Unaudited)

	June 30, 2019	December 31, 2018

ASSETS
Current assets
Cash and cash equivalents	$886,343	$224,967
Restricted cash	5,640	10,362
Trade receivables	31,478	28,431
Inventory	45,461	45,195
Prepaid expenses and other current assets	19,552	17,278
Total current assets	988,474	326,233
Property and equipment
Property and equipment	1,002,161	996,139
Accumulated depreciation	(245,393)	(208,836)
Property and equipment, net	756,768	787,303
Operating lease right-of-use assets	7,682	-
Other assets	13,483	16,026
Total assets	$1,766,407	$1,129,562

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities
Accounts payable	$107,899	$44,372
Accrued liabilities	33,653	17,983
Total current liabilities	141,552	62,355
Long–term debt, net of discount and financing costs of $7,240 and $12,914	1,118,552	1,109,011
Other long-term liabilities	27,260	22,889
Commitments and contingencies
Shareholders' equity
Ordinary shares, $0.001 par value, 50 million shares authorized; 5,000,053 shares issued and outstanding	5	5
Additional paid-in capital	373,972	373,972
Accumulated earnings (deficit )	104,169	(438,670)
Controlling interest shareholders' equity	478,146	(64,693)
Noncontrolling interests	897	-
Total equity	479,043	(64,693)
Total liabilities and shareholders’ equity	$1,766,407	$1,129,562

Vantage Drilling International
Consolidated Statement of Cash Flows
(In thousands)
(Unaudited)
	Six Months Ended June 30,
	2019	2018
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$542,555	$(63,231)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation expense	37,032	35,579
Amortization of debt financing costs	807	234
Amortization of debt discount	5,354	24,647
Amortization of contract value	1,643	3,130
PIK interest on the Convertible Notes	3,845	3,823
Share-based compensation expense	2,064	3,772
Deferred income tax expense	497	592
Loss (gain) on disposal of assets	109	(2,524)
Changes in operating assets and liabilities:
Trade receivables	(3,047)	4,289
Inventory	(266)	63
Prepaid expenses and other current assets	(2,274)	(3,833)
Other assets	2,641	865
Accounts payable	63,527	3,366
Accrued liabilities and other long-term liabilities	8,799	(2,441)
Net cash provided by operating activities	663,286	8,331
CASH FLOWS FROM INVESTING ACTIVITIES
Additions to property and equipment	(6,606)	(771)
Down payment on Soehanah acquisition	—	(15,000)
Proceeds from sale of Vantage 260	—	4,660
Net cash used in investing activities	(6,606)	(11,111)
CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of long-term debt	—	(5,815)
Contributions from holders of noncontrolling interest	1,181	—
Debt issuance costs	(487)	—
Net cash provided by (used in) financing activities	694	(5,815)
Net increase (decrease) in cash and cash equivalents	657,374	(8,595)
Unrestricted and restricted cash and cash equivalents—beginning of period	239,387	195,455
Unrestricted and restricted cash and cash equivalents—end of period	$896,761	$186,860